    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1995.


                                                       REGISTRATION NO. 33-60619

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                         CONSOLIDATED FREIGHTWAYS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               94-1444798
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                              3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                                 (415) 494-2900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            EBERHARD G. H. SCHMOLLER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         CONSOLIDATED FREIGHTWAYS, INC.
                              3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                                 (415) 494-2900
                             ---------------------
           (Name, address, including zip code, and telephone number,
             including area code, of agent for service of process)
                                   COPIES TO:
                                ERIC S. HAUETER
                                  BROWN & WOOD
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                              (415) 397-4621 (FAX)
                             ---------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


                                                               PROPOSED
                                               PROPOSED        MAXIMUM
  TITLE OF EACH CLASS OF                       MAXIMUM        AGGREGATE       AMOUNT OF
     SECURITIES TO BE        AMOUNT TO BE   OFFERING PRICE  OFFERING PRICE   REGISTRATION
        REGISTERED          REGISTERED (1)   PER UNIT (1)       (1)(2)           FEE
Senior and Subordinated
 Debt Securities (3)(4)...                        --
Preferred Stock (5).......                        --
Common Stock (5)(6)(7)....   $105,000,000         --         $105,000,000    $36,206.90*
Common Stock Warrants
 (8)......................                        --
Depositary Shares
 (5)(9)...................                        --



*_Paid previously.                                      (FOOTNOTES ON NEXT PAGE)


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating also to Registration Statement No. 33-29793 previously filed by the Registrant under the Securities Act. This Registration Statement also constitutes post-effective amendment No. 1 to such Registration Statement No. 33-29793 and such post-effective amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act.

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)


(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby. As described elsewhere on the cover page of this Registration Statement, $45,000,000 proposed maximum aggregate offering price of securities or, if any such securities are issued at an original issue discount, such greater amount as may be sold for an aggregate initial offering price of up to $45,000,000 (or the equivalent thereof in foreign currencies, currency units or composite currencies) is being carried forward from Registration Statement No. 33-29793 previously filed by the Registrant under the Securities Act; a filing fee of $9,000 was previously paid to register such securities under such prior registration statement.


(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

(4) In addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares, for which no consideration will be received by the Registrant.

(5) Such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued from time to time at indeterminate prices. In addition to any Preferred Stock, Depositary Shares and Common Stock that may be issued directly under this Registration Statement, there are being registered hereunder such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares, as the case may be, for which no separate consideration will be received by the Registrant.

(6) The shares of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Stockholder Rights Plan, shall include Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

(7) The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

(8) Common Stock Warrants will represent rights to purchase Common Stock registered hereby.

(9) Depositary Shares will represent fractional interests in shares of Preferred Stock registered hereby.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 3, 1995

PROSPECTUS

                         CONSOLIDATED FREIGHTWAYS, INC.

              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                     COMMON STOCK AND COMMON STOCK WARRANTS
                                 --------------

    Consolidated Freightways, Inc. (the "Company") may from time to time offer and sell (i) its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of its preferred stock, no par value (the "Preferred Stock"), in one or more series; (iii) depositary shares (the "Depositary Shares") evidenced by depositary receipts; (iv) shares of its common stock, par value $.625 per share (the "Common Stock"); and (v) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), for an aggregate initial public offering price of up to $150,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Common Stock Warrants (collectively, the "Securities") may be offered independently or together in any combination for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Debt Securities and Preferred Stock may be convertible into or exchangeable for other Securities. The Securities will be offered to the public at prices and on terms determined at the time of offering. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company in respect of the Securities may likewise be payable in U.S. dollars or other Currencies.

    The Senior Debt Securities will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness (as defined herein) of the Company. See "Description of Debt Securities."


    The Prospectus Supplement to this Prospectus sets forth (where applicable), with respect to the series or issue of Securities (the "Offered Securities") for which such Prospectus Supplement is being delivered: (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, and other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and other specific terms not described in this Prospectus; (iii) the terms of any Depositary Shares offered which are not described in this Prospectus, including the fraction of a share of Preferred Stock represented by each such Depositary Share; (iv) the terms of any Common Stock Warrants offered, including where applicable, the exercise price, detachability, duration and other specific terms not described in this Prospectus; and (v) the initial public offering price and the net proceeds to the Company and other specific terms related to the Offered Securities.



    This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

                             ---------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION
     PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

    The Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be equal to the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent -- in each case, less other expenses attributable to the issuance and distribution of the Securities. The Company may also sell Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.


                The date of this Prospectus is August __, 1995.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

    This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

    The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above that are incorporated by reference herein other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Consolidated Freightways, Inc., Office of the Corporate Secretary, at 3240 Hillview Avenue, Palo Alto, California 94304 (telephone (415) 494-2900).

    No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                                  THE COMPANY

    Consolidated Freightways, Inc. (the "Company") is a holding company which participates through subsidiaries in various forms of nationwide and regional trucking services, truckload and intermodal rail services, domestic and international air cargo delivery services, contract logistics and related transportation activities. These operations are organized into three primary business groups: nationwide, full-service trucking (CF MotorFreight); regional trucking and full-service truckload services (Con-Way); and air freight (Emery Worldwide).

CF MOTORFREIGHT

    CF MotorFreight provides general freight services nationwide and in Canada and, on a limited basis, in Mexico, the Caribbean area, Central and South America, Europe and the Pacific Rim. Operations consist of an extensive transportation network moving freight that typically consists of shipments of manufactured or non-perishable processed products having relatively high value and requiring expedited service. The primary business of CF MotorFreight is transporting freight that is less-than-truckload ("LTL"), an industry designation for shipments weighing less than 10,000 pounds.

CON-WAY

    Con-Way includes three business units that provide regional LTL freight trucking and one business unit that provides full-service truckload freight delivery utilizing over-the-road and intermodal rail resources for transcontinental, inter-regional and regional transportation. Con-Way also provides local and interstate container drayage and freight assembly and distribution services.

EMERY WORLDWIDE

    Emery Worldwide provides commercial door-to-door delivery for same-day, next-day, second-day and deferred shipments in North America through a dedicated aircraft and ground fleet. Internationally, with offices and agents in 89 countries, Emery Worldwide operates primarily as a freight forwarder. Emery Worldwide is focused primarily on heavy air freight. Emery Worldwide was formed when the Company purchased Emery Air Freight Corporation in April 1989 and merged it with the Company's existing air freight operation.

    The Company was incorporated in Delaware in 1958 as a successor to a business originally established in 1929. The Company's principal executive offices are located at 3240 Hillview Avenue, Palo Alto, California 94304 (telephone (415) 494-2900). Unless otherwise indicated or unless the context otherwise requires, all references in this Prospectus to the Company include Consolidated Freightways, Inc. and its subsidiaries.

                                USE OF PROCEEDS

    Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes, which may include the repayment of indebtedness, capital expenditures and working capital. Pending such application, such proceeds may be invested in short-term investments and marketable securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

                                               THREE MONTHS ENDED
                                                   MARCH 31,                           YEAR ENDED DECEMBER 31,
                                              --------------------  --------------------------------------------------------------
                                                1995       1994       1994       1993         1992          1991          1990
                                              ---------  ---------  ---------  ---------  ------------  ------------  ------------
Ratio of Earnings to Fixed Charges (1):.....       2.5x       2.0x       1.9x       1.8x       0.8x(2)       0.5x(2)       0.6x(2)

- ------------------------
(1) The ratio of earnings to fixed charges is unaudited for all periods presented. The ratio of earnings to fixed charges was derived by dividing earnings before fixed charges and income taxes by fixed charges. For this purpose, "earnings" represents income before consolidated income taxes and fixed charges (excluding capitalized interest and dividends on all of the Company's preferred stock). "Fixed charges" represents interest on capital leases and short-term and long-term debt, capitalized interest, dividends on shares of the Company's Series B Cumulative Convertible Preferred Stock used to pay debt service on notes issued by the Company's Thrift and Stock Plan (the "TASP"), and the applicable portion of the consolidated rent expense which approximates the interest portion of lease payments. All of the outstanding shares of such Series B Cumulative Convertible Preferred Stock are held by the TASP.

(2) Earnings were inadequate to cover fixed charges for the periods shown; the deficiency was $23.9 million, $57.7 million and $47.9 million for the years ended December 31, 1992, 1991 and 1990, respectively.

                         DESCRIPTION OF DEBT SECURITIES


    The Company may issue Debt Securities either separately, or together with, or upon the conversion of or in exchange for, other Securities. The Debt Securities are to be either senior unsecured obligations (the "Senior Debt Securities") of the Company issued in one or more series under an Indenture (the "Senior Indenture") to be entered into between the Company and Bank One, Columbus, NA, as trustee (the "Senior Trustee"), or subordinated unsecured obligations (the "Subordinated Debt Securities") of the Company issued in one or more series under an Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into between the Company and The First National Bank of Chicago, as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The forms of the Indentures have been filed as exhibits to the Registration Statement. The summary of certain provisions of the Indentures and the Debt Securities set forth below and the summary of certain terms of a particular series of Debt Securities set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indentures, which provisions of the Indentures (including defined terms) are incorporated herein by reference. Certain capitalized terms used herein and not defined are defined in the Indentures. As used in this "Description of Debt Securities," all references to the "Company" shall mean Consolidated Freightways, Inc., excluding, unless the context shall otherwise require, its subsidiaries.


    The following description of Debt Securities sets forth certain general terms and provisions of the series of Debt Securities to which any Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in the applicable Prospectus Supplement, the terms of the Debt Securities offered thereby may differ from the terms set forth below.

GENERAL

    The Debt Securities may be issued from time to time in one or more series of Senior Debt Securities and one or more series of Subordinated Debt Securities. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement relating to the series of Debt

Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates on which the principal of and premium, if any, on such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) the dates on which such interest, if any, will be payable and the record dates therefor; (7) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, if other than The City of New York; (8) the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company or are subject to repurchase at the option of the holders; (9) the terms of any sinking fund or analogous provision; (10) if other than U.S. dollars, the Currency for which the Debt Securities may be purchased and the Currency in which the payment of principal thereof and premium, if any, and interest, if any, thereon may be made, and the ability, if any, of the Company or the holders of Debt Securities to have payments made in any Currency other than those in which the Debt Securities are stated to be payable; (11) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (12) whether any such Debt Securities are to be issuable in registered or bearer form or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such Bearer Securities (including in exchange for Registered Securities of the same series);
(13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global Debt
Security; (14) whether and under what circumstances the Company will pay Additional Amounts (as contemplated by the relevant Indenture) on such Debt Securities to any holder who is a United States Alien (as defined in the relevant Indenture, as such definition may be modified) in respect of any tax, assessment or other governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts; (15) the person to whom any interest on any Registered Securities of the series shall be payable, if other than the person in whose name the Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security will be paid if other than in the manner provided in the relevant Indenture; (16) the portion of the principal amount of such Debt Securities which shall be payable upon acceleration thereof if other than the full principal amount thereof; (17) the authorized denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $5,000 (in the case of Bearer Securities);
(18) the terms, if any, upon which such Debt Securities may be convertible into or exchangeable for other Securities; (19) whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities; (20) whether the amount of payments of principal of, premium, if any, and interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method or methods (any such Debt Securities being hereinafter called "Indexed Securities") and the manner in which such amounts will be determined; and (21) any other terms of such Debt Securities.


    As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on such Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such Debt Securities in such context.

    Debt Securities may be issued as Original Issue Discount Securities (as defined in the Indentures) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable Prospectus Supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.


    If the purchase price of any Debt Securities is payable in a Currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any Currency other than U.S. dollars, the specific terms and other information with respect to such Debt Securities and such foreign Currency will be specified in the Prospectus Supplement relating thereto.


    Under the Indenture, the terms of the Debt Securities of any series may differ and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series.


REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT


    Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means, except for purposes of the definition of "Restricted Subsidiary" set forth below under "-- Certain Covenants of the Company -- Definition of Certain Terms," the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Bearer Securities.


    Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.


    Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.



    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment with respect to any such Bearer Securities may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions.



    Unless otherwise indicated in the applicable Prospectus Supplement, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.



RANKING OF DEBT SECURITIES; HOLDING COMPANY STRUCTURE



    The Senior Debt Securities will be unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company. See "-- Subordination of Subordinated Debt Securities."


    The Debt Securities are obligations exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are largely dependent upon the earnings of such subsidiaries.

    Because the Company is a holding company, the Debt Securities will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the Depositary for such global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.


    The specific terms of the depositary arrangement with respect to a series of global Debt Securities and certain limitations and restrictions relating to a series of global Bearer Securities will be described in the Prospectus Supplement relating to such series.

OUTSTANDING DEBT SECURITIES


    In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (ii) the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance, (iii) the principal amount of a Debt Security denominated in a Currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security and (iv) any Debt Security owned by the Company or any obligor on such Debt Security or any Affiliate of the Company or such other obligor shall be deemed not to be outstanding.


REDEMPTION AND REPURCHASE

    The Debt Securities of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement.

CONVERSION AND EXCHANGE

    The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock, Preferred Stock, Depositary Shares or other Debt Securities will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

CERTAIN COVENANTS OF THE COMPANY

    The Indentures do not limit the amount of indebtedness or lease obligations that may be incurred by the Company and its subsidiaries. The Indentures do not contain provisions which would give holders of the Debt Securities the right to require the Company to repurchase their Debt Securities in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring. Holders of certain of the Company's outstanding indebtedness (including its 9 1/8% Notes due 1999, notes issued by the Company's Thrift and Stock Plan which are guaranteed by the Company, and indebtedness under the Company's $300 million bank credit facility), have the right to require the Company to repurchase or repay such indebtedness upon the occurrence of certain changes in control of the Company or similar events and/or declines in the credit rating on such indebtedness.

    COVENANT IN THE SENIOR INDENTURE -- LIMITATION ON LIENS. The following covenant will be applicable to Senior Debt Securities but not to Subordinated Debt Securities. In the Senior Indenture, the Company covenants that, so long as any of the Senior Debt Securities remain outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume or guarantee any Indebtedness (as defined below) that is secured by a mortgage, pledge, lien, security interest or other encumbrance (a "Lien"), on any property or shares of capital stock or Indebtedness of the Company or any Restricted Subsidiary without in any such case effectively providing, concurrently with the creation, assumption or guarantee of any such Indebtedness, that the Senior Debt Securities shall, so long as such other Indebtedness is so secured (and, if the Company shall so determine, any other existing Indebtedness (or Indebtedness thereafter in existence) created, assumed or guaranteed by the Company or any Restricted Subsidiary), be secured by any such Lien equally and ratably with or prior to the Indebtedness thereby secured; provided that Indebtedness secured by such Liens may be created, assumed or guaranteed if immediately after giving effect thereto the aggregate amount of all such Indebtedness of the Company and its Restricted Subsidiaries (not including Indebtedness described in (i) through (vii) below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

    The foregoing restrictions shall not apply to Indebtedness secured by (i) Liens on property of the Company or any Restricted Subsidiary existing on the date of the Senior Indenture; (ii) certain Liens on property existing at the time of acquisition thereof; (iii) Liens in favor of the Company or a Restricted Subsidiary securing Indebtedness of the Company or a Restricted Subsidiary; (iv) Liens created in connection with tax assessments or legal proceedings and mechanic's and materialman's liens and other similar liens created in the ordinary course of business; (v) Liens on property of the Company or any Restricted Subsidiary (except Liens on the capital stock or Indebtedness of the Company or any Restricted Subsidiary) in favor of the United States of America or any state thereof, or any agency or political subdivision of either, or in favor of any other country or agency or political subdivision thereof, in each case to secure payments pursuant to contract or statute or to secure Indebtedness created, incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, including Liens incurred in connection with pollution control, industrial revenue bond or other similar financings; (vi) certain purchase money Liens on property of the Company or any Restricted Subsidiary that constitutes a fixed asset or a surface or air transportation vehicle used in the freight business securing all or any part of the purchase price thereof, or any Indebtedness incurred to finance the purchase price or the cost of construction or improvement thereof for which a written commitment was executed within 180 days after acquisition or the completion of construction or improvement, as the case may be; or (vii) certain permitted extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (vi), inclusive.


    COVENANT   IN  BOTH  INDENTURES   --  CONSOLIDATION,  MERGER   AND  SALE  OF
ASSETS. The following covenant will be applicable to both Senior Debt Securities and Subordinated Debt Securities. Each Indenture provides that the Company may not (i) consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, or (ii) permit any Person to consolidate with or merge into the Company, or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (a) in the case of (i) above, such Person is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities outstanding under such Indenture and the performance of the Company's other obligations under such Indenture and the Debt Securities outstanding thereunder; (b) immediately after giving effect to such transaction, no Event of Default under such Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under such Indenture, shall have happened and be continuing; and (c) certain other conditions are met.



    DEFINITION OF CERTAIN TERMS. The term "Consolidated Net Tangible Assets" as used in the Senior Indenture means, as of any particular time, the aggregate amount of the Consolidated Assets (as defined) of the Company and its consolidated Subsidiaries (as defined) (less depreciation, amortization and other applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, tradenames, trademarks, patents, debt discount and expense and other intangibles, in each case net of applicable amortization, all as shown on the Company's most recent consolidated financial statements prepared in accordance with generally accepted accounting principles. The term "Restricted Subsidiary" as used in the Indentures means any majority-owned or controlled Subsidiary of the Company or any of its Subsidiaries (A) substantially all of the operating assets of which are located or the principal business of which is carried on in the United States, Puerto Rico, the U.S. Virgin Islands or Canada, and (B) the assets of which have a gross book value (without deduction of any depreciation, amortization and other applicable reserves) which exceeds 1% of the Company's Consolidated Assets (except for any Subsidiary which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole). The term "Indebtedness" as used in the Indentures means (a) any liability of the Company or any Restricted Subsidiary (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) for the payment of money relating to a capitalized lease obligation; (b) any liability of others described in the preceding clause (a) that the Company or any

Restricted Subsidiary has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

EVENTS OF DEFAULT


    An Event of Default with respect to the Debt Securities of any series is defined in the relevant Indenture as being: (i) default for 30 days in payment of any interest with respect to any Debt Security of such series; (ii) default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption or otherwise; (iii) default in making any sinking fund payment or payment under any analogous provision when due with respect to any Debt Security of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty in the relevant Indenture (other than a covenant or warranty included therein solely for the benefit of series of Debt Securities other than that series) or any Debt Security of such series which shall not have been remedied for a period of 90 days after notice to the Company by the relevant Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (v) acceleration of the maturity of any single outstanding issue of Indebtedness of the Company or any Restricted Subsidiary with an outstanding aggregate principal amount in excess of $25,000,000 (including an acceleration under the relevant Indenture with respect to Debt Securities of any other series), as a result of an event of default thereunder, which acceleration is not annulled or which Indebtedness is not discharged within 30 days thereafter or such longer period during which the Company is contesting in good faith such acceleration; (vi) default in payment (after the expiration of any applicable grace period) of any portion of the principal or any premium with respect to any single outstanding issue of Indebtedness of the Company or any Restricted Subsidiary with an outstanding aggregate principal amount in excess of $25,000,000 (including such a default under the relevant Indenture with respect to Debt Securities of any other series), which default is not cured or which Indebtedness is not discharged within 30 days thereafter or such longer period during which the Company is contesting in good faith such default; (vii) certain events of bankruptcy, insolvency or reorganization of the Company; or (viii) any other Event of Default established for the Debt Securities of such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. Each Indenture provides that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the holders to do so.



    Each Indenture provides that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or if any Debt Securities of such series are Original Issue Discount Securities, such lesser amount as may be specified in the terms thereof) of all the Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.



    Subject to the provisions of Trust Indenture Act of 1939 requiring each Trustee, during an Event of Default under the relevant Indenture, to act with the requisite standard of care, a Trustee is under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of Debt Securities of any series unless such holders have offered such Trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding Debt Securities of any series issued under an Indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under such Indenture with respect to such series. Each Indenture requires the annual filing by the Company with the relevant Trustee of a certificate as to whether or not the Company is in default under the terms of such Indenture.

MODIFICATION, WAIVERS AND MEETINGS


    Each Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under such Indenture and affected by a modification or amendment, to modify or amend any of the provisions of such Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under such Indenture, provided that no such modification or amendment shall, among other things, (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Debt Securities issued under such Indenture or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate of interest thereon, or reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof, or adversely affect any right of repayment at the option of any holder, or change any place where, or the Currency in which, any Debt Securities issued under such Indenture are payable, or impair the holder's right to institute suit to enforce the payment of any such Debt Securities, or make any change that adversely affects the right, if any, to convert or exchange such Debt Securities for other securities in accordance with their terms, or (ii) reduce the aforesaid percentage of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities or (iii) solely in the case of the Subordinated Indenture, modify any of the provisions of Article Sixteen thereof (relating to subordination of the Subordinated Debt Securities) or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities, without in each such case obtaining the consent of the holder of each outstanding Debt Security issued under such Indenture so affected. Each Indenture also contains provisions permitting the Company and the relevant Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend such Indenture in order to, among other things,
(a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued under such Indenture; (b) to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Indenture which shall not adversely affect the interests of the holders of any series of Debt Securities issued thereunder in any material respect; or (e) to amend or supplement any provision contained in such Indenture, provided that such amendment or supplement does not apply to any outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.



    The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the relevant Indenture, including the covenant described above under "Certain Covenants of the Company -- Covenant in the Senior Indenture -- Limitation on Liens" (which covenant is included only in the Senior Indenture). The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Securities of such series affected.



    Each Indenture contains provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the relevant Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of such Indenture. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the relevant Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series, subject to certain exceptions.


DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE


    Upon the direction of the Company, either Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all coupons appertaining thereto, have been delivered to the relevant Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any, (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.



    Unless otherwise provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to be released from its obligations with respect to such Debt Securities described above under "-- Certain Covenants of the Company -- Covenants in the Senior Indenture -- Limitation on Liens" (which covenant appears only in the Senior Indenture) and certain other restrictive covenants in the relevant Indenture and, if indicated in the applicable Prospectus Supplement, its obligations with respect to any other covenant applicable to the Debt Securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable at Stated Maturity, and/or Government

Obligations (as defined in the relevant Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the due dates therefor, whether upon maturity, redemption or otherwise.



    Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the relevant Indenture or any other material agreement to which the Company is a party or is bound, and (ii) the Company has delivered to the relevant Trustee an opinion of counsel (as specified in the relevant Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. It shall also be a condition to the effectiveness of such defeasance (but not covenant defeasance) that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of such series shall have occurred and been continuing on the date of, or during the period ending on the 91st day after the date of, such deposit into trust.



    Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause
(a) above, the applicable market exchange rate for such Foreign Currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.



    "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.



    In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenant described above under "-- Certain Covenants of the Company -- Covenant in the Senior Indenture -- Limitation on Liens" (which covenant appears only in the Senior Indenture and which would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the applicable Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

    The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES


    The payment of the principal of, premium, if any, and interest, if any on the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable Prospectus Supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of the Company, (i) all Senior Indebtedness shall first be paid in full, or such payment shall be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities is made and (ii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company is received by the Subordinated Trustee or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of the Company, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities.



    By reason of such subordination, in the event of any distribution of assets of the Company upon dissolution, winding up, liquidation, reorganization or other similar proceedings of the Company, (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of the Company who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities. Furthermore, such subordination may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the Subordinated Indenture (see "-- Discharge, Defeasance and Covenant Defeasance" above).



    The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the Subordinated Debt Securities shall be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on Senior Indebtedness has been made or duly provided for.



    The Subordinated Indenture defines "Senior Indebtedness" as (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement; (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and (c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other Indebtedness of the Company or is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment; and PROVIDED that the Subordinated Debt Securities shall not constitute Senior Indebtedness. The Subordinated Indenture defines "Swap Agreement" as any financial agreement designed to manage the Company's exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.


    If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. There are no limitations in the Subordinated Indenture on the issuance or incurrence of Senior Indebtedness of the Company.

                         DESCRIPTION OF PREFERRED STOCK


    The Company may issue shares of its Preferred Stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other Securities. The summary of certain provisions of the Preferred Stock set forth below and the summary of certain terms of a particular series of Preferred Stock set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the Company's certificate of incorporation, as amended (the "Amended Certificate of Incorporation"), and the Company's By-laws, which have been filed or incorporated by reference as exhibits to the Registration Statement, and the form of certificate of designations relating to such series of Preferred Stock which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.


    The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any particular series of Preferred Stock, including Preferred Stock to be represented by Depositary Shares, will be described in the applicable Prospectus Supplement. If so indicated in the applicable Prospectus Supplement, the terms of the Preferred Stock offered thereby may differ from the terms set forth below.

GENERAL

    Under the Amended Certificate of Incorporation, the Company is authorized to issue up to 5,000,000 shares of Preferred Stock, without par value, which may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund and purchase fund provisions), redemption prices and dissolution preferences.

    In connection with the Rights Agreement (as defined below), the Company has authorized the issuance of its Series A Participating Preferred Stock, no par value (the "Series A Preferred Stock"). No shares of Series A Preferred Stock were outstanding on the date of this Prospectus and such shares will be issued only in connection with the exercise of Rights (as defined below); in that regard, the Company intends to redeem the outstanding Rights in the fourth quarter of 1995 and, in connection therewith, to terminate its Stockholder Rights Plan. In addition, the Company has issued and outstanding shares of its Series B Cumulative Convertible Preferred Stock, no par value (the "Series B Preferred Stock"). Unless otherwise provided in the applicable Prospectus Supplement, any Offered Preferred Stock will rank, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up of the Company, senior to the Series A Preferred Stock and junior to the Series B Preferred Stock. See "-- Ranking" and "-- Dividend, Repurchase and Redemption Restrictions" below and "Description of Capital Stock."


    Reference is made to the applicable Prospectus Supplement relating to the series of Preferred Stock offered thereby (the "Offered Preferred Stock") for specific terms, including (where applicable): (1) the title of such Offered Preferred Stock; (2) the number of shares of such Offered Preferred Stock offered, the liquidation preference per share and the initial public offering price of such Offered Preferred Stock; (3) the dividend rate or method of calculation thereof and the dividend payment dates or periods; (4) the date from which dividends on such Offered Preferred Stock shall accrue and whether dividends on such Offered Preferred Stock will be cumulative; (5) the procedures for any auction or remarketing, if any, of such Offered Preferred Stock; (6) the provisions for a sinking fund, if any, for such Offered Preferred Stock; (7) the provisions for redemption or repurchase, if applicable, of such Offered
Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if any, upon which such Offered Preferred Stock will be convertible into or exchangeable for other Securities; (10) whether interests in such Offered Preferred Stock will be represented by Depositary Shares; (11) the preferences of such Offered Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Company; and (12) any other specific terms of such Offered Preferred Stock.

RANKING

    Unless otherwise specified in the applicable Prospectus Supplement, any series of Offered Preferred Stock offered thereby will rank, with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, (i) junior to the Series B Preferred Stock, (ii) senior to the Series A Preferred Stock (if issued) and the Common Stock, and (iii) on a parity with shares of any other outstanding series of Offered Preferred Stock.

DIVIDEND, REPURCHASE AND REDEMPTION RESTRICTIONS


    As described under "Description of Capital Stock -- Authorized and Outstanding Preferred Stock -- Series B Preferred Stock," and unless otherwise described in the applicable Prospectus Supplement, the Company will be prohibited (subject to certain limited exceptions) from paying dividends on, and from redeeming or otherwise purchasing, any shares of Offered Preferred Stock if the Company has not paid full cumulative dividends on the Series B Preferred Stock. In addition, certain agreements to which the Company is a party contain covenants which have the effect of restricting the payment of dividends and the redemption or repurchase of capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on, or the repurchase or redemption of, Offered Preferred Stock. In addition, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on and to redeem or repurchase its securities, including, Offered Preferred Stock, are largely dependent upon the earnings of such subsidiaries. See "Description of Debt Securities -- Ranking of Debt Securities; Holding Company Structure."


DIVIDENDS

    Subject to the preferential rights of holders of the Series B Preferred Stock and any other capital stock of the Company ranking prior to any series of the Offered Preferred Stock as to dividends, holders of shares of such Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends at such rates and on such dates as will be set forth in, or as are determined by the method described in, the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series), or other securities or property, in each case as specified in the applicable Prospectus Supplement.

    Dividends on any series of the Offered Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Offered Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Offered Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.


    No full dividends will be declared or paid or set aside for payment on any Preferred Stock of the Company ranking, as to dividends, on a parity with or junior to any outstanding series of Offered Preferred Stock for any period unless full dividends on such series of Offered Preferred Stock (including accumulated dividends on any such series of Offered Preferred Stock on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment. When dividends are not paid in full on any series of Offered Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with such series of Offered Preferred Stock, all dividends declared or paid upon shares of Offered Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends with the Offered Preferred Stock of such series shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Offered Preferred Stock of such series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of non-cumulative Preferred Stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of such series of Offered Preferred stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or any other distribution declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such junior of parity stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company).


    Holders of shares of any series of Offered Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments which may be in arrears.

    The Company will be prohibited from paying dividends on Offered Preferred Stock of any series in the event of a dividend arrearage on the Series B Preferred Stock and may be prohibited from paying dividends on Offered Preferred Stock of any series as a result of certain other dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock -- Authorized and Outstanding Preferred Stock -- Series B Preferred Stock" below.

REDEMPTION AND REPURCHASE

    The shares of Offered Preferred Stock of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement. Offered Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

    The Prospectus Supplement relating to a series of Offered Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (including accumulated dividends on any such series on which dividends are cumulative) to the date fixed for redemption. The redemption price may be payable in cash, securities or other property, as specified in the Prospectus Supplement relating to such series of Offered Preferred Stock.

    If fewer than all of the outstanding shares of any series of Offered Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or by any other method deemed equitable by the Company.

    In the event that full cumulative dividends on any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have not been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall not redeem, repurchase or otherwise acquire any shares of such series of Offered Preferred Stock except by conversion into or exchange for capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company, or except pursuant to a purchase or exchange offer made on the same terms to all holders of such series of Offered Preferred Stock.

    Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear in the stock registry of the Company. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of Offered Preferred Stock to be redeemed; (iii) the redemption price;
(iv) the place or places where certificates for such Offered Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights as to such shares, if any, shall terminate. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

    If a notice of redemption has been given, from and after the redemption date for the shares of Offered Preferred Stock called for redemption (unless the Company shall default in providing money for the payment of the redemption price of the shares so called for redemption plus, if applicable, accrued and unpaid dividends), dividends on the shares of Offered Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company shall cease, except the right to receive the redemption price plus, if applicable, accrued and unpaid dividends upon surrender of the certificates representing the shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require) in accordance with such notice. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

    The Company will be prohibited from redeeming or repurchasing Offered Preferred Stock of any series in the event of a dividend arrearage on the Series B Preferred Stock and may be prohibited from redeeming or repurchasing Offered Preferred Stock of any series as the result of certain other dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock" below.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment of all amounts due upon liquidation, dissolution or winding up to holders of the Series B Preferred Stock and any other capital stock of the Company ranking prior to the Offered Preferred Stock of any series as to the distribution of assets upon liquidation, dissolution or winding up, and subject to the rights of holders of any capital stock of the Company ranking on a parity with the shares of Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, the holders of shares of Offered Preferred Stock of such series shall be entitled to receive, out of assets of the Company legally available therefor and before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable Prospectus Supplement, plus accrued and unpaid dividends (including accumulated dividends if dividends on such series of Offered Preferred Stock are cumulative). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Offered Preferred Stock of such series will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Offered Preferred Stock of any series and the corresponding amounts payable on all shares of other capital stock of the Company ranking on a parity with the Offered Preferred Stock of such series in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Offered Preferred Stock of such series and of such other capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    For such purposes, the consolidation or merger of the Company with or into any other person, or the sale, lease, transfer or conveyance of all or substantially all or any portion of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

    Holders of Offered Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. In the event that the Company issues a series of Offered Preferred Stock with voting rights or the Offered Preferred Stock of any series is entitled pursuant to applicable law to vote on any matter, then, unless otherwise specified in the Prospectus Supplement relating to such series, each share of such series will be entitled to one vote on matters on which holders of such shares are entitled to vote. However, as more fully described under "Description of Depositary Shares," if the Company elects to provide for the issuance of Depositary Shares representing fractional interests in shares of any such series of Offered Preferred Stock, the holder of any such Depositary Share will, in effect and subject to certain limitations and conditions, be entitled to such fraction of a vote, rather than a full vote. In the case of any series of Offered Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series on matters on which holders of such series and holders of any other series of Preferred Stock or other capital stock of the Company are entitled to vote as a single class will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series.

    So long as any shares of Offered Preferred Stock remain outstanding, and except as otherwise set forth in the applicable Prospectus Supplement or except as otherwise required by applicable law, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the shares of any affected series of Offered Preferred Stock outstanding at the time (voting separately as a single class with all other affected series of Preferred Stock ranking on a parity with the Offered Preferred Stock of such series either as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such affected series of Offered

Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Amended Certificate of Incorporation (including the certificate of designations for such affected series of Offered Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference or privilege of such affected series of Offered Preferred Stock; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of capital stock or any other series of Preferred Stock, or any increase in the number of authorized shares of any series of Preferred Stock, in each case, ranking on a parity with or junior to the Preferred Stock of such affected series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or privileges.

    None of the foregoing voting provisions will apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected or occur, all outstanding shares of the relevant series of Offered Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

    Under Delaware law, notwithstanding anything to the contrary set forth above, holders of all outstanding shares of Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Amended Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or rights of the shares of such class so as to affect them adversely. However, if any such proposed amendment would change the powers, preferences or rights of one or more series of Preferred Stock so as to affect them adversely, but shall not affect all series of Preferred Stock, then only the shares of the series so affected shall be considered a separate class for such purposes. Any such amendment requires the vote of a majority of the shares entitled to vote thereon, voting as a class.

CONVERSION AND EXCHANGE RIGHTS

    The terms, if any, upon which shares of any series of Preferred Stock are convertible into or exchangeable for the Common Stock, another series of Preferred Stock or other Securities will be set forth in the applicable Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the shares of Preferred Stock will be named in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES


    The Company may offer Depositary Shares (either separately or together with other Securities) representing fractional interests in shares of Preferred Stock of any series. In connection with the issuance of any Depositary Shares, the Company will enter into a deposit agreement (a "Deposit Agreement") with a bank or trust company, as depositary (the "Preferred Stock Depositary"), which will be named in the applicable Prospectus Supplement. Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to the related Deposit Agreement. The summary of certain provisions of the Depositary Shares and the Deposit Agreement set forth below and the summary of certain terms of a particular issue of Depositary Shares and the related Deposit Agreement set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions of the form of Deposit Agreement, together with the form of related Depositary Receipt which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.


    The following description of Depositary Shares sets forth certain general terms and provisions of the Depositary Shares and the related Deposit Agreement to which any Prospectus Supplement may relate.

Certain other terms of any such Depositary Shares and the related Deposit Agreement will be described in the applicable Prospectus Supplement. If so indicated in the accompanying Prospectus Supplement, the terms of the Depositary Shares offered thereby and of the related Deposit Agreement may differ from the terms set forth below.

GENERAL

    The Company may provide for the issuance by the Preferred Stock Depositary of Depositary Receipts evidencing the related Depositary Shares, each of which Depositary Shares in turn will represent a fractional interest (which will be specified in the applicable Prospectus Supplement) in one share of a series of Preferred Stock. Shares of Preferred Stock of any series represented by Depositary Shares will be deposited under a separate Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented thereby (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

    Depositary Shares may be issued in respect of shares of the Preferred Stock of any series. Immediately following the issuance of any such shares of Preferred Stock by the Company, the Company will deposit such shares of Preferred Stock with the relevant Preferred Stock Depositary and will cause the Preferred Stock Depositary to issue, on behalf of the Company, the related Depositary Receipts.

    Reference is made to the applicable Prospectus Supplement relating to the Depositary Shares offered thereby for specific terms, including (where applicable): (1) the terms of the series of Preferred Stock deposited by the Company under the related Deposit Agreement; (2) the number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share; (3) whether such Depositary Shares will be listed on any securities exchange; (4) whether such Depositary Shares will be sold with any other Securities and, if so, the amount and terms thereof; and (5) any other specific terms of such Depositary Shares and the related Deposit Agreement.


    Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office or agency of the relevant Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company or the Preferred Stock Depositary may require payment of any tax or other governmental charge payable in connection therewith.


DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to the record holders of Depositary Receipts.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (public or private) of such property and distribution of the net proceeds from such sale to such holders.

    The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Receipts.

    The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on the account of taxes.

WITHDRAWAL OF PREFERRED STOCK

    Upon surrender of the Depositary Receipts at an office or agency of the Preferred Stock Depositary maintained for such purpose (unless the related shares of Preferred Stock have previously been called for redemption), the holder thereof will be entitled to delivery, at such office or agency, to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION AND REPURCHASE OF PREFERRED STOCK

    If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Company, then, whenever the Company redeems shares of Preferred Stock of such series held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus any other amounts or property payable with respect to the Preferred Stock to be redeemed. The redemption price per Depositary Share will be equal to the redemption price and any other amounts or property per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one such Depositary Share. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not so redeemed.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of such Depositary Receipts to the Preferred Stock Depositary.

    Depositary Shares, as such, are not subject to repurchase by the Company at the option of the holders. Nevertheless, if the Preferred Stock represented by Depositary Shares is subject to repurchase of the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to repurchase the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and subject to the Company having funds legally available therefor, will repurchase the requisite whole number of shares of such Preferred Stock from the Preferred Stock Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Stock. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series represented by Depositary Shares are entitled to vote, the relevant Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the related Depositary Receipts. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

CONVERSION AND EXCHANGE OF PREFERRED STOCK

    If the Preferred Stock represented by Depositary Shares is exchangeable at the option of the Company for other Securities, then, whenever the Company exercises its option to exchange all or a portion of such shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will exchange as of the same exchange date a number of such Depositary Shares representing the shares of the Preferred Stock so exchanged, provided the Company shall have issued and deposited with the Preferred Stock Depositary the Securities for which such shares of Preferred Stock are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

    Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion or exchange, as the case may be, of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into a whole number of shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or Debt Securities in authorized denominations, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number of whole shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or a principal amount of Debt Securities in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The Depositary Receipts evidencing Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Receipts then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the related

Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Stock upon surrender of such Depositary Receipts as described above under "-- Withdrawal of Preferred Stock."

    The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary shall deliver or make available to each holder of the related Depositary Receipts, upon surrender of such Depositary Receipts, such number of whole shares of the related series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts, together with cash in lieu of any fractional shares (to the extent the Company has deposited such cash with the Preferred Stock Depositary). The Deposit Agreement will automatically terminate if all of the shares of Preferred Stock deposited thereunder shall have been withdrawn, redeemed, converted or exchanged or if there shall have been a final distribution in respect of such Preferred Stock in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

    The Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of Depositary Receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of Depositary Receipts) and such other charges as are expressly provided in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary.

MISCELLANEOUS

    The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

    Neither the Preferred Stock Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any related shares of Preferred Stock or Depositary Receipts unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

    In the event that the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                          DESCRIPTION OF COMMON STOCK

    The Company may issue (either separately or together with other Securities) shares of its Common Stock. Under its Amended Certificate of Incorporation, the Company is authorized to issue up to 100,000,000 shares of Common Stock.
Reference is made to the applicable Prospectus Supplement relating to Common Stock offered thereby for the terms relevant thereto, including the number of shares offered and the initial public offering price. For a summary of certain terms of the Common Stock, see "Description of Capital Stock" below.

                      DESCRIPTION OF COMMON STOCK WARRANTS


    The Company may issue (either separately or together with other Securities) warrants for the purchase of Common Stock ("Common Stock Warrants"). The Common Stock Warrants are to be issued under warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent ("Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The form of Common Stock Warrant Agreement, including the form of certificates representing the Common Stock Warrants ("Common Stock Warrant Certificates"), that will be entered into with respect to a particular offering of Common Stock Warrants will be filed as an exhibit to or incorporated by reference in the Registration Statement. The following summary of certain provisions of the Common Stock Warrant Agreement and the Common Stock Warrants and the summary of certain terms of the particular Common Stock Warrant Agreement and Common Stock Warrants set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular Common Stock Warrant Agreement and the related Common Stock Warrant Certificates, all of which are incorporated herein by reference.



    The following description of the Common Stock Warrants sets forth certain general terms and provisions of the Common Stock Warrants and the related Common Stock Warrant Agreement to which any Prospectus Supplement may relate. Certain other terms of any Common Stock Warrants and the related Common Stock Warrant Agreement will be described in the applicable Prospectus Supplement. If so indicated in the accompanying Prospectus Supplement, the terms of the Common Stock Warrants offered thereby and the related Common Stock Warrant Agreement may differ from the terms set forth below.


GENERAL

    Reference is made to the applicable Prospectus Supplement for the terms of the Common Stock Warrants offered thereby, including (where applicable): (1) the title and aggregate number of such Common Stock Warrants; (2) the number of shares of Common Stock that may be purchased upon exercise of each such Common Stock Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Common Stock Warrants that are exercisable at any one time; (3) the time or times at which, or period or periods during which, such Common Stock Warrants may be exercised and the expiration date of such Common Stock Warrants; (4) the terms of any right of the Company to redeem such Common Stock Warrants; (5) the terms of any right of the Company to accelerate the exercise of such Common Stock Warrants upon the occurrence of certain events; (6) whether such Common Stock Warrants will be sold with any other Securities, and the date, if any, on and after which such Common Stock Warrants and any such other Securities will be separately transferable; and (7) any other terms of such Common Stock Warrants.


    Common Stock Warrant Certificates may be surrendered for transfer or exchange for new Common Stock Warrant Certificates of authorized denominations at any office or agency of the relevant Common Stock Warrant Agent maintained for such purpose, subject to the terms of the related Common Stock Warrant Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrant Certificates will be issued in denominations evidencing any whole number of Warrants. No service charge will be made for any permitted transfer or exchange of Common Stock Warrant Certificates, but the Company or the Common Stock Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.


EXERCISE OF WARRANTS

    Each Common Stock Warrant will entitle the holder to purchase such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus

Supplement relating to such Common Stock Warrants, by payment of such exercise price in the Currency and in the manner specified in the Prospectus Supplement. Common Stock Warrants may be exercised at any time up to the date and time specified in the applicable Prospectus Supplement for the expiration thereof. After the specified expiration time on the specified date of expiration, unexercised Common Stock Warrants will become void.


    Upon receipt at an office or agency indicated in the applicable Prospectus Supplement of (i) payment of the exercise price and (ii) the Common Stock Warrant Certificate properly completed and duly executed, the Company will, as soon as practicable, forward a certificate or certificates representing the whole number of shares of Common Stock purchasable upon such exercise. Unless otherwise indicated in the applicable Prospectus Supplement, fractional shares of Common Stock will not be issued upon the exercise of Warrants and, in lieu thereof, the Company will make a cash payment in an amount determined as provided in the applicable Prospectus Supplement. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining number of Common Stock Warrants. The holder of a Common Stock Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock purchased upon such exercise.


MODIFICATIONS

    Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be modified or amended by the Company and the applicable Common Stock Warrant Agent, without the consent of any holder of the related Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the related Common Stock Warrants.


    The Company and the applicable Common Stock Warrant Agent may also modify or amend the applicable Common Stock Warrant Agreement and the terms of the related Common Stock Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for any such amendment or modification, may be made without the consent of each holder affected thereby.


NO RIGHTS AS STOCKHOLDERS


    Holders of Common Stock Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any other rights whatsoever as stockholders of the Company, or to receive any dividends or distributions, if any, on the Common Stock.


                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $.625 per share, and (ii) 5,000,000 shares of Preferred Stock, no par value.

    As of March 31, 1995, (i) 43,302,283 shares of Common Stock were issued and outstanding and an additional 7,589,934 shares of Common Stock were issued and held in the Company's treasury, (ii) 600,000 shares of the Company's Series A Participating Preferred Stock (the "Series A Preferred Stock") had been authorized but no such shares had been issued, and (iii) 1,100,000 shares of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") had been authorized and 961,032 such shares were outstanding.

    The following summary of certain provisions of the Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, the Company's Amended Certificate of Incorporation and By-laws do not purport to be complete and are qualified in their entirety by reference to the Amended Certificate of

Incorporation (including the certificates of designations establishing the terms of the Series A Preferred Stock and Series B Preferred Stock) and By-laws, copies of which have been incorporated by reference or filed as exhibits to the Registration Statement.


COMMON STOCK

    The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of Preferred Stock of the Company, the holders of such shares will exclusively possess all voting power of the Company. In that regard, the holders of Series B Preferred Stock are entitled and, if and when issued, holders of the Series A Preferred Stock will be entitled to vote with the Common Stock as a single class on all matters upon which the Common Stock is entitled to vote. See "-- Preferred Stock" below. There is no cumulative voting in the election of directors, and no holder of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of Common Stock or Preferred Stock. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding Preferred Stock.


    Certain agreements to which the Company is a party contain covenants which have the effect of restricting the payment of dividends on capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on Common Stock. In addition, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on Common Stock are largely dependent upon the earnings of such subsidiaries. See "Description of Debt Securities -- Ranking of Debt Securities; Holding Company Structure."


    The transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

    Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption prices and the dissolution preferences. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely, affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company. No Holder of Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock.

AUTHORIZED AND OUTSTANDING PREFERRED STOCK

    SERIES A PREFERRED STOCK. In connection with the issuance of the Rights (described under "-- Rights Plan" below), the Board of Directors designated 600,000 shares of Preferred Stock as Series A Participating Preferred Stock, no par value. No shares of Series A Preferred Stock are outstanding, and such shares will be issued only in connection with exercise of the Rights. In that regard, the Company intends to redeem the outstanding Rights in the fourth quarter of 1995 and, in connection therewith, to terminate its Stockholder Rights Plan.

    Subject to the rights of the Series B Preferred Stock and any other capital stock ranking prior to or on parity with the Series A Preferred Stock, and subject to certain adjustments, each issued and outstanding share of Series A Preferred Stock will be entitled to receive cumulative quarterly dividends equal to $10 per share or 100 times the value of all dividends paid on each share of the Company's Common Stock in the preceding quarter, whichever is greater. Holders of the Series A Preferred Stock will be entitled to one vote per share, voting as a single class with the Common Stock, the Series B Preferred Stock and any other stock of the Company entitled to similar voting rights, on all matters submitted to a vote of the stockholders of the Company. If and so long as the equivalent of six quarterly dividends on the Series A Preferred Stock are accrued and unpaid, the holders of the Series A Preferred Stock will have the right, voting together as a class with holders of shares of other Preferred Stock having similar voting rights, to elect two additional members of the Company's Board of Directors. Upon liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock, subject to the rights of the Series B Preferred Stock and the rights of any other capital stock prior to or on parity with the Series A Preferred Stock, will be entitled to receive out of assets legally available therefor $70 per share, plus accrued and unpaid dividends, or an amount per share equal to 100 times the aggregate amount distributed per share to the holders of Common Stock (subject to certain adjustments), whichever is greater. In the event that the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other securities, cash or property, the holders of the Series A Preferred Stock will be entitled to receive 100 times the per share consideration received in connection with such transaction by the holders of Common Stock (subject to certain adjustments). The Series A Preferred Stock has no conversion or redemption rights.

    SERIES B PREFERRED STOCK. In 1989, the Board of Directors amended the Company's TASP. As part of this amendment, the Board designated a series of 1,100,000 preferred shares as Series B Preferred Stock. As of March 31, 1995, 961,032 shares of Series B Preferred Stock were issued and outstanding. The Series B Preferred Stock is convertible into Common Stock at the option of the holder at the initial rate of four shares of Common Stock for each share of Series B Preferred Stock, subject to antidilution adjustments in certain circumstances (which include, but are not limited to, issuances of Common Stock at less than fair market value), subject to the matters described in the following paragraph.

    As of March 31, 1995, all of the outstanding shares of Series B Preferred Stock were held for the benefit of the TASP participants by a trustee (the "TASP Trustee"). In the event of any transfer of Series B Preferred Stock to a person other than a trustee for an employee stock ownership or other employee benefit plan of the Company, the shares of Series B Preferred Stock so transferred shall be automatically converted into shares of Common Stock on the terms then in effect for such conversion. However, in the event that shares of Series B Preferred Stock are automatically converted upon transfer to a participant in an employee stock ownership plan of the Company in connection with the termination of the transferee's participation in the plan, each such share shall be converted into a number of shares of Common Stock which is the greater of (i) initially four shares of Common Stock, subject to antidilution adjustments in certain circumstances, and (ii) the number of shares of Common Stock obtained by dividing $152.10 by the then fair market value (as defined) of a share of Common Stock.

    Holders of the Series B Preferred Stock are entitled to vote with the Common Stock as a single class on all matters upon which the Common Stock is entitled to vote and each share of Series B Preferred Stock is entitled to a number of votes in such circumstances equal to the product of 1.3 times the number of shares of Common Stock into which each share of the Series B Preferred Stock is then convertible on the record date for such vote. The approval of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class, is required for certain actions, including, without limitation, the authorization of any additional class of capital stock, or any increase in the authorized amount of any class of capital stock, ranking prior to or on parity with the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company, except an increase in the authorized amount of any class of stock ranking on a parity with the Series B Preferred Stock to be used for the purpose of transferring such stock to an employee stock ownership plan or other employee benefit plan of the Company or any subsidiary; any amendment to the Amended Certificate of Incorporation or any other certificate filed pursuant to law which would adversely affect any of the rights, powers or preferences of the Series B Preferred Stock; or any consolidation, merger, sale or other transfer of more than 50% of the "assets" or "earning power" (as defined) of the Company which, in the determination of a majority of the Company's independent directors, can reasonably be expected to jeopardize the Company's financial ability to meet its dividend, redemption or liquidation payment obligations to the holders of the Series B Preferred

Stock. The TASP Trustee is required to vote the allocated shares of Series B Preferred Stock based upon instructions from the TASP participants; unallocated shares are voted in proportion to the voting instructions received from the participants with allocated shares.

    Each share of Series B Preferred Stock is entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends in the amount of $12.93 per annum, payable semi-annually. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends, or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class or series of stock of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock (including, without limitation, the Common Stock and the Preferred Stock offered hereby), until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided that the foregoing shall not apply to (i) any dividend payable solely in shares of stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock either (A) pursuant to any existing or future employee or director benefit plan of the Company or any subsidiary, or (B) in exchange solely for shares of any other stock ranking as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Company's junior to the Series B Preferred Stock. No dividend may be declared or paid on any shares of capital stock ranking on a parity with the Series B Preferred Stock as to dividends unless there are also declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series B Preferred Stock and such parity stock.

    Upon liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive out of assets legally available therefor and subject to the rights of any stock ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up, an amount equal to $152.10 per share plus accrued and unpaid dividends, before any amount shall be paid or distributed to the holders of shares of capital stock ranking junior to the Series B Preferred Stock with respect to distributions upon liquidation, dissolution and winding up, including the Series A Preferred Stock, the Preferred Stock offered hereby and the Common Stock. If, upon any such liquidation, dissolution or winding up, amounts payable in respect of the Series B Preferred Stock and any other capital stock ranking as to such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and such parity stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Neither the merger or consolidation of the Company with or into any other corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up for the foregoing purposes.

    The Series B Preferred Stock is redeemable, in whole or in part, at the Company's option at a redemption price of $158.57 per share if redeemed during the twelve months ending July 1, 1995, declining annually to $152.10 per share if redeemed after July 1, 1999, and the Company may also redeem the Series B Preferred Stock at any time at $152.10 under certain limited circumstances, plus in each case accrued and unpaid dividends to the date fixed for redemption. The Company, at its option, may make payment of the redemption price in cash or shares of Common Stock or a combination thereof. The Series B Preferred Stock is also subject to mandatory redemption for cash or, at the Company's option, for shares of Common Stock or a combination thereof, at a price of $152.10 per share, plus accrued and unpaid dividends to the date fixed for redemption, if and to the extent necessary (i) for the holder of Series B Preferred Stock to make required distributions to, or to satisfy an investment election provided to, participants in an employee stock ownership plan of the Company for which it is holding the Series B Preferred Stock, or (ii) for such employee stock ownership plan to pay principal, interest or premium on its indebtedness.

    Upon consummation of any consolidation, merger, reclassification or similar transaction involving the Company in which the outstanding Common Stock is exchanged solely for or changed solely into stock of any successor or resulting company which stock constitutes "qualifying employer securities" (within the meaning of certain provisions of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974), the Series B Preferred Stock shall become preferred stock of such successor or resulting company having, insofar as possible, the same terms as the Series B Preferred Stock and shall be convertible into the number and kind of securities receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction. Upon consummation or any consolidation, merger, reclassification or similar transaction involving the Company pursuant to which the outstanding Common Stock is exchanged for or changed into consideration other than "qualifying employee securities", holders of shares of Series B Preferred Stock are entitled to receive the same consideration receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction or, at the election of each holder of the Series B Preferred Stock, cash in an amount equal to the amount that would then be payable to such holder in respect of such Series B Preferred Stock upon liquidation of the Company.

    The certificate of designations establishing the Series B Preferred Stock provides that it shall rank senior to the Series A Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company and, unless otherwise approved by holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, senior to all other series of Preferred Stock (including the Preferred Stock offered hereby) as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up (except for capital stock ranking on a parity with the Series B Preferred Stock which is transferred to an employee stock ownership or other employee benefit plan of the Company).

RIGHTS PLAN

    The following summary of certain provisions of the Company's Stockholder Rights Plan and the Rights Agreement dated as of October 27, 1986 (the "Rights Agreement") between the Company and Bank of America N.T. & S.A. does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, including the form of Rights Certificate attached thereto, and the certificate of designation for the Series A Preferred Stock, both of which are incorporated by reference as exhibits to the Registration Statement.

    The Rights Agreement contains provisions that could make it more difficult for a third party to gain control of the Company and that could have the effect of delaying or preventing a merger, tender offer or other takeover attempt of the Company. However, the Company intends to redeem the outstanding rights in the fourth quarter of 1995, and, in connection therewith, to terminate the Rights Agreement.

    In 1986, the Board of Directors declared a dividend of one preferred stock purchase right (each, a "Right") for each outstanding share of the Company's Common Stock. Under certain conditions, each Right may be exercised to purchase 1/100th of a share of the Company's Series A Preferred Stock at an exercise price of $140 per Right, subject to adjustment. The Rights become exercisable on the tenth day after a party acquires beneficial ownership of 20% or more of the Company's outstanding Common Stock or announces an offer to purchase 30% or more of the Company's outstanding Common Stock (the earlier of such dates being referred to as the "Distribution Date"). The Rights, which do not have voting rights, expire November 7, 1996 and may be redeemed at the Company's option for $0.01 per Right at any time prior to their expiration or the tenth day after the public announcement that a person has acquired beneficial ownership of 20% or more of the Company's outstanding Common Stock (an "Acquiring Person"). In the event that the Company is the surviving corporation in a merger with an Acquiring Person or a person becomes the beneficial owner of 30% or more of the outstanding Common Stock (other than in a tender offer approved by the Company's Board of Directors) each Right (other than those held by an Acquiring Person) that has not previously been exercised will entitle its holder, upon exercise thereof at the exercise price, to receive the number of shares of Common Stock of the Company which at the time of such transaction would have a market value of two times the exercise price of a Right. In the event that the Company is acquired in a merger or other business combination transaction (other than certain transactions approved by the Company's Board of Directors), each Right (other than those held by an Acquiring Person) that has not previously been exercised will entitle its holder, upon exercise thereof at the exercise price, to receive that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Right. In accordance with the terms of the Rights Agreement, one Right will be issued with each share of Common Stock issued prior to the Distribution Date or any earlier termination of the Rights Agreement;
accordingly, shares of Common Stock offered hereby or issuable upon the exchange, conversion or exercise of other Securities offered hereby, if issued after the termination of the Rights Agreement, will not be issued with or otherwise entitled to Rights. Prior to the exercisability of the Rights, each Right will be represented by the certificate representing the related share of Common Stock, and each Right will be attached to and traded only with such share of Common Stock.


SECTION 203 OF THE DELAWARE LAW

    Generally, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are both directors and officers and (B) certain employee stock plans, or (iii) on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is, in general, a person who, together with affiliates and associates, owns (or within three years, did own) 15 percent or more of the corporation's voting stock. Although a corporation's certificate of incorporation may exclude such corporation from the restrictions imposed by Section 203, the Amended
Certificate of Incorporation does not exclude the Company from those restrictions. Accordingly, Section 203 could make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer, or other attempted takeover of the Company.

CERTAIN PROVISIONS OF THE AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS

    Several provisions of the Company's Amended Certificate of Incorporation and By-laws may have the effect of deterring a takeover of the Company. These provisions include: (i) certain advance notice and content requirements for business to be brought before the annual stockholders' meeting by a stockholder;
(ii) a requirement that stockholder action taken without a meeting be by the affirmative vote of at least 80% of the voting power of the stockholders entitled to vote thereon; (iii) a requirement for the written request of stockholders holding at least a majority of the voting power of all stockholders to call a special meeting of the stockholders; and (iv) the classification of Company's Board of Directors into three classes serving staggered three-year terms and the prohibition of any amendment, change or repeal of this structure without the consent of at least 80% of the then outstanding shares of the Company's capital stock entitled to vote.

    The foregoing provisions could make it more difficult for a third party to gain control of the Company, and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company.

                              PLAN OF DISTRIBUTION

    The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents which solicit or receive offers on behalf of the Company or through dealers or through a combination of any such methods of sale. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement.

    Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may, from time to time, authorize agents acting on a best or reasonable efforts basis as agents of the Company to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in a distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Company) may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions.

    Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

    If so indicated in the applicable Prospectus Supplement, the Company may authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any institutional purchaser under any such contract will not be subject to any conditions except (i) the purchase by such institution of the Securities covered by such contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject, and (ii) if such Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by delayed delivery contracts.

    Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Stephen D. Richards, Deputy General Counsel of the Company, and by Brown & Wood, San Francisco, California.

                                    EXPERTS

    The audited consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses (all of which will be paid by the Company) to be incurred in connection with the registration and sale of the
Securities:

Securities and Exchange Commission filing fee.....................  $  36,207
Blue Sky fees and expenses........................................     10,000
Rating agency fees................................................     90,000
Legal fees and expenses...........................................     75,000
Accounting fees and expenses......................................     30,000
Trustee's fees and expenses.......................................     10,000
Printing and engraving............................................     30,000
Miscellaneous.....................................................     18,793
                                                                    ---------
    Total.........................................................  $ 300,000
                                                                    ---------
                                                                    ---------

    All of the above amounts, other than the Securities and Exchange Commission filing fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.

    The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of another enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, the Company shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company. When indemnification is authorized by the Company's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Company's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Company in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Company an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

    The Company's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Company's directors, officers, employees and agents. The Company's Bylaws also authorize actions against the Company to enforce the indemnification rights provided by the Bylaws, subject to the Company's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, and the Company shall bear the burden of proving any such defense.

    Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a third party action, or against reasonable expenses

(including attorneys' fees) in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However,
Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

    The Company's Bylaws also authorize the Company to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Company against any liability, expense or loss incurred by or asserted against such persons, whether or not the Company would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Company's Bylaws. The Company presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Company and those of certain of its subsidiaries.

    Reference is made to the form of Underwriting Agreement included herein as an exhibit to the Registration Statement for provisions regarding indemnification of the Company's officers, directors and controlling persons against certain liabilities.

ITEM 16.  EXHIBITS


        1(a) Form of Underwriting Agreement Basic Provisions for Debt Securities (d)
        1(b) Form of Underwriting Agreement Basic Provisions for the other Securities registered hereby (a)
        4(a) Certificate of Incorporation of the Company (b)
        4(b) By-Laws of the Company, as amended (d)
        4(c) Consolidated Freightways, Inc. Stockholder Rights Plan (c)
        4(d) Form of Senior Indenture
        4(e) Form of Subordinated Indenture
        4(f) Form of Common Stock Warrant Agreement (a)
        4(g) Form of Certificate of Designations for Preferred Stock (a)
        4(h) Form of Senior Debt Security (d)
        4(i) Form of Subordinated Debt Security (d)
        4(j) Form of Deposit Agreement including form of Depositary Receipt (a)
        5    Opinion of Counsel regarding the legality of the Securities (d)
       12    Computation of Ratio of Earnings to Fixed Charges (d)
       23(a) Consent of Independent Public Accountants (d)
       23(b) Consent of Counsel (included in Exhibit 5) (d)
       24    Power of Attorney of certain officers and directors (included as part of the signature pages hereof) (d)
       25(a) Statement of Eligibility of the Senior Trustee on Form T-1 (d)
       25(b) Statement of Eligibility of the Subordinated Trustee on Form T-1 (d)

- ------------------------
(a) To be filed by amendment or as an exhibit to a document to be incorporated by reference in the Registration Statement in connection with an offering of Preferred Stock, Depositary Shares, Common Stock or Common Stock Warrants.
(b) Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987.
(c) Incorporated herein by reference from the Company's Report on Form 8-A dated October 27, 1986.
(d)  Filed previously.


ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; PROVIDED, HOWEVER, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned Registrant hereby further undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 3rd day of August, 1995.


                                          CONSOLIDATED FREIGHTWAYS, INC.

                                          By     /s/  EBERHARD G.H. SCHMOLLER
                                     -------------------------------------------
                                                  Eberhard G.H. Schmoller
                                                 SENIOR VICE PRESIDENT AND
                                                      GENERAL COUNSEL


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                         TITLE                         DATE
- ------------------------------------------------------  -------------------------------------  ------------------

                    /s/  DONALD E. MOFFITT*             Chairman of the Board, President and
     -------------------------------------------         Chief Executive Officer (Principal        August 3, 1995
                  Donald E. Moffitt                      Executive Officer)

                                                        Executive Vice President and Chief
                   /s/  GREGORY L. QUESNEL*              Financial Officer (Principal
     -------------------------------------------         Financial and Principal Accounting        August 3, 1995
                  Gregory L. Quesnel                     Officer)

                     /s/  ROBERT ALPERT*
     -------------------------------------------        Director                                   August 3, 1995
                    Robert Alpert

     -------------------------------------------        Director
                    Earl F. Cheit

                     /s/  G. ROBERT EVANS*
     -------------------------------------------        Director                                   August 3, 1995
                   G. Robert Evans

                     /s/  MARGARET G. GILL*
     -------------------------------------------        Director                                   August 3, 1995
                   Margaret G. Gill

                      SIGNATURE                                         TITLE                         DATE
- ------------------------------------------------------  -------------------------------------  ------------------

                    /s/  ROBERT JAUNICH II*
     -------------------------------------------        Director                                   August 3, 1995
                  Robert Jaunich II

     -------------------------------------------        Director
                  Gerhard E. Liener

                    /s/  RICHARD B. MADDEN*
     -------------------------------------------        Director                                   August 3, 1995
                  Richard B. Madden

                    /s/  RONALD E. POELMAN*
     -------------------------------------------        Director                                   August 3, 1995
                  Ronald E. Poelman

                     /s/  ROBERT D. ROGERS*
     -------------------------------------------        Director                                   August 3, 1995
                   Robert D. Rogers

                     /s/  WILLIAM D. WALSH*
     -------------------------------------------        Director                                   August 3, 1995
                   William D. Walsh

                    /s/  ROBERT P. WAYMAN*
     -------------------------------------------        Director                                   August 3, 1995
                   Robert P. Wayman

               *By/s/DAVID F. MORRISON
     -------------------------------------------
                  David F. Morrison
                   ATTORNEY-IN-FACT

  EXHIBITS                                                                                                 PAGE
- ------------                                                                                             ---------

        1(a)  Form of Underwriting Agreement Basic Provisions for Debt Securities (d)..................
        1(b)  Form of Underwriting Agreement Basic Provisions for the other Securities registered hereby (a)..............................................................................
        4(a)  Certificate of Incorporation of the Company (b)..........................................
        4(b)  By-Laws of the Company, as amended (d)...................................................
        4(c)  Consolidated Freightways, Inc. Stockholder Rights Plan (c)...............................
        4(d)  Form of Senior Indenture.................................................................
        4(e)  Form of Subordinated Indenture...........................................................
        4(f)  Form of Common Stock Warrant Agreement (a)...............................................
        4(g)  Form of Certificate of Designations for Preferred Stock (a)..............................
        4(h)  Form of Senior Debt Security (d).........................................................
        4(i)  Form of Subordinated Debt Security (d)...................................................
        4(j)  Form of Deposit Agreement including form of Depositary Receipt (a).......................
        5     Opinion of Counsel regarding the legality of the Securities (d)..........................
       12     Computation of Ratio of Earnings to Fixed Charges (d)....................................
       23(a)  Consent of Independent Public Accountants (included on page II-7) (d)....................
       23(b)  Consent of Counsel (included in Exhibit 5) (d)...........................................
       24     Power of Attorney of certain officers and directors (included as part of the signature pages hereof) (d).......................................................................
       25(a)  Statement of Eligibility of the Senior Trustee on Form T-1 (d)...........................
       25(b)  Statement of Eligibility of the Subordinated Trustee on Form T-1 (d).....................

- ------------------------
(a) To be filed by amendment or as an exhibit to a document to be incorporated by reference in the Registration Statement in connection with an offering of Preferred Stock, Depositary Shares, Common Stock or Common Stock Warrants.

(b) Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987.

(c) Incorporated herein by reference from the Company's Report on Form 8-A dated October 27, 1986.

(d)  Filed previously.